UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 27, 2006
TransCommunity Financial Corporation
(Exact name of registrant as specified in its charter)
Virginia	000-33355	54-2032355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4235 INNSLAKE DR - GLEN ALLEN, VA 23060
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  (804) 934-9999

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

            On September 27, 2006, TransCommunity Financial Corporation (the "Company") entered into a Change in Control Agreement dated September 26, 2006 (the "Agreement") with William B. Littreal, the Company's Chief Financial Officer.  Under the terms of the Agreement, the Company will owe Mr. Littreal severance pay in the event that (i) a Change in Control (as defined in the Agreement) of the Company occurs during his employment with the Company or one of its wholly-owned subsidiaries and (ii) within the period beginning on the date of the closing of the Change of Control and ending one year thereafter, one of the following events occurs:

•
his employment with the Company is terminated, including voluntary cessation by him of employment, for any reason, except for fraud, dishonesty, embezzlement, gross negligence or willful misconduct;
•
he is removed from his position as Chief Financial Officer of the Company;
•
his job responsibilities are materially changed and restricted;
•
his annual salary rate is decreased; or
•
his office is based more than five miles from the facility where he was located 90 days prior to the announcement of the possible Change in Control.

The severance pay that the Company will pay Mr. Littreal under the Agreement will equal the sum of the following items:

•
his annual base salary in effect on the date of the event triggering the payment;
•
the amount of bonus, if any, paid to him during the calendar year preceding the calendar year in which the Change in Control occurs; and
•
an additional amount that is sufficient to pay all federal, state and unemployment taxes on all of these amounts.

The Company will also continue generally, for a period of one year following termination of his employment with the Company, Mr. Littreal's participation in all employee benefit programs in which he participates immediately prior to termination.  If such continued participation is not available, the Company will arrange to provide him with benefits substantially similar to, or greater than, those that he is entitled to receive.  The Agreement further provides that the Company otherwise has no obligation to Mr. Littreal if a Change in Control occurs.

The Agreement will become effective on January 1, 2007 and will succeed the change in control provisions that are contained in the letter agreement currently in effect with respect to the Company's employment of Mr. Littreal.  Such provisions provide for severance pay to the extent that a change in control of the Company occurs prior to or on December 31, 2006.

The full text of the Agreement is attached as Exhibit 10.1 to this report and is incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.
(d)
Exhibits.

Exhibits
EX-10.1	Form of Change in Control Agreement effective January 1, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransCommunity Financial Corporation
Date: October 2, 2006	By:	/s/ Bruce B. Nolte
Bruce B. Nolte President & Chief Executive Officer